Exhibit 99.1

AGREEMENT FOR SEVERANCE BENEFITS AND
FOR RELEASE, WAIVER AND NONDISCLOSURE

WHEREAS, heretofore David A. Walker is or has been an employee of Pier 1 Services Company and/or Pier 1 Imports (U.S.), Inc.;

WHEREAS, the employment relationship between David A. Walker and Pier 1 Services Company and/or Pier 1 Imports (U.S.), Inc. has been discontinued effective August 15, 2008;

WHEREAS, severance benefits will benefit David A. Walker during the transition following discontinuation of his employment;

WHEREAS, it is a common practice in business today for a former employee who is given severance benefits to release all claims and damages against the former employer;

WHEREAS, Pier 1 Services Company has agreed to extend severance benefits to David A. Walker, and in exchange, David A. Walker has agreed to release and waive all claims and damages relating to his employment and the discontinuation thereof;

WHEREAS, Pier 1 Imports, Inc. has agreed to a change in the time of payment of David A. Walker’s benefit payable under the Pier 1 Imports, Inc. Supplemental Retirement Plan restated as of January 1, 2005, as amended (hereinafter referred to as “SRP”), and in exchange, David A. Walker has agreed to accept such payment as full settlement of all of his benefits under the SRP;

WHEREAS, David A. Walker represents that he has not assigned, sold, conveyed or transferred any claims of the type described in Paragraph 3 below to third parties including, but not limited to, attorneys; and

WHEREAS, David A. Walker, on behalf of himself and his agents, assigns, relatives, spouse (if any) and related persons (hereinafter collectively referred to as "David A. Walker"), and Pier 1 Services Company on behalf of itself and its parent(s), subsidiaries and affiliated companies (corporate and noncorporate), and on behalf of its and their directors, trustees, officers, employees, agents, representatives and related persons and entities (hereinafter collectively referred to as "Pier 1") wish to enter into this Agreement for Severance Benefits and for Release, Waiver and Nondisclosure (hereinafter referred to as "Agreement").

NOW THEREFORE, in consideration of the mutual covenants, warranties and undertakings set forth herein, David A. Walker and Pier 1 Services Company agree as follows:

1.        By executing this Agreement David A. Walker (subject to his right to revoke or rescind this Agreement during the Revocation Period [as defined in Paragraph 11 below]) hereby agrees to accept severance benefits in the amount of $370,000.00 (less applicable taxes and withholding amounts), provided that David A. Walker does not revoke or rescind this Agreement during the Revocation Period.

By executing this Agreement, Pier 1 Services Company agrees to tender said amount after the expiration of the Revocation Period, provided that David A. Walker executes this Agreement within the time period stated in Paragraph 10 below and does not revoke or rescind this Agreement during the Revocation Period.

In addition, if David A. Walker executes this Agreement within the time period stated in Paragraph 10 below and does not revoke or rescind this Agreement during the Revocation Period, then Pier 1 Services Company agrees to reimburse (subject to delays required by applicable law) David A. Walker for any monthly payment he makes to Pier 1 Services Company COBRA provider to maintain medical insurance in force as provided by the Comprehensive Omnibus Budget Reconciliation Act of 1985 (COBRA), less applicable taxes and withholding amounts and less the monthly amount required for a Pier 1 Services Company associate contribution for employee-spouse medical coverage (currently $251.42 per month).  If David A. Walker maintains his medical insurance in force as provided by COBRA for the full eighteen (18) months available pursuant to applicable law, then, effective on the expiration of such “COBRA coverage”, Pier 1 Services Company agrees to provide David A. Walker and his spouse with medical benefit coverage until the earlier of his death or the date he attains age sixty-five ( i.e. February 28, 2016).  Such coverage shall be comparable to the employer-provided major medical and hospitalization insurance coverage, if any, made available generally to Pier 1 Services Company active employees and their dependants. Such coverage will only be provided if David A. Walker pays, or reimburses Pier 1 Services Company for, a portion of the total premium for such major medical coverage equal to the amount David A. Walker would have been required to pay, or reimburse Pier 1 Services Company, had he been covered as an active employee of Pier 1 Services Company.  Premium payments or reimbursements required to be paid by David A. Walker pursuant to the preceeding sentence shall be made by David A. Walker at such times and in such form as Pier 1 Services Company shall establish pursuant to reasonable payment methods.

In addition, if David A. Walker executes this Agreement within the time period stated in Paragraph 10 below and does not revoke or rescind this Agreement during the Revocation Period, then Pier 1 Services Company agrees to issue David A. Walker a lifetime discount card for use in Pier 1 Imports company-owned retail stores at the standard employee discount rate (currently 25%).

2.        Pier 1 Imports, Inc. joins in this agreement solely for purposes of agreeing to change the time of payment of David A. Walker’s termination benefit under Section 4.6 of the SRP and payable under Section 4.8 of the SRP to March 2, 2009 and agreeing that the amount owed to David A. Walker under the SRP is hereby amended to $1,666,407.00.  By executing this Agreement, David A. Walker hereby elects such change in the time of payment and agrees to such amended amount and to accept $1,666,407.00 (less applicable taxes and withholding amounts) as the full, final and complete amount owed to David A. Walker under the SRP. The change in the time of payment described hereunder is a time of payment change pursuant to the transitional rule provided under Internal Revenue Service Notice 2007-86.  In consideration of the agreement to provide the severance benefits described in the third paragraph of Paragraph 1 above and the change in the time of the benefit payment described in this Paragraph 2, David A. Walker waives and releases in full any and all rights and claims he may have under the SRP including, but not limited to, the medical insurance benefits described in Section 4.11 of the SRP. For this Paragraph 2 to be effective David A. Walker must execute this Agreement within the time period stated in Paragraph 10 below and not revoke or rescind this Agreement during the Revocation Period.

3.        David A. Walker hereby irrevocably and unconditionally releases Pier 1 from any and all claims and causes of action, known or unknown, and recoverable damages (including claims for statutory attorney's fees), relating to or arising in any way from David A. Walker's employment with Pier 1 Services Company or any employing affiliate and the discontinuation of such employment.  David A. Walker hereby waives all claims and causes of action against Pier 1 and all damages, if any, that may be recoverable, including the recovery of statutory attorney’s fees.  This release and waiver of all claims and damages includes, but is not limited to, any tort, contractual, quasi contractual, common law, statutory, or equitable claim; any claim of wrongful discharge; all claims under the Age Discrimination in Employment Act and all other federal, state or local human or civil rights laws; and claims under workers' compensation laws (except the right to file a claim for and receive workers’ compensation benefits). David A. Walker hereby agrees that the payment described in Paragraph 2 above shall satisfy fully and completely all obligations owed or owing to David A. Walker under the SRP.

4.        Notwithstanding Paragraph 3 above, this Agreement does not release or waive David A. Walker's rights as an employee (i) to any vested benefits under other benefit plans, or (ii) to maintain his medical insurance in force as provided by the Comprehensive Omnibus Budget Reconciliation Act of 1985 (COBRA).

5.        It is expressly understood and agreed that this Agreement is not and shall not be construed as an admission of liability on the part of Pier 1, and any such admission is expressly denied.

6.        This Agreement may not be modified except by a written document signed by David A. Walker and the Executive Vice President-Human Resources of the managing trustee of Pier 1 Services Company.

7.        This Agreement represents and encompasses the entire agreement between the parties and supersedes all prior and contemporaneous (whether written or oral) negotiations, representations, agreements and understandings.

8.        This Agreement shall be governed by the laws of the State of Texas.  Should a lawsuit be filed to enforce the terms of this Agreement, venue shall lie exclusively in the courts located in Tarrant County, Texas.

9.        It is the intention of the parties that neither this Agreement nor any part thereof is admissible in any administrative or judicial proceeding other than one to enforce the terms of this Agreement.

10.       David A. Walker represents that he is being given at least twenty-one (21) days to consider this Agreement before signing it, and further, that he is advised in writing to consult with an attorney before signing it.

11.       David A. Walker may revoke or rescind this Agreement during the seven (7) day period following the date of execution of this Agreement by David A. Walker (the "Revocation Period").  This Agreement shall not become effective nor enforceable during the Revocation Period.  Should David A. Walker decide to revoke or rescind this Agreement during the Revocation Period, then he must do so by serving written notice to Pier 1 Services Company by facsimile at 817-334-0191, Attn: Legal Department.

12.        Neither this Agreement nor any of its terms may be disclosed by David A. Walker directly or indirectly to third parties other than his legal, accounting, and/or financial advisors or unless compelled by law to do so, which it is agreed includes an order or directive of any governmental agency or authority, including the Internal Revenue Service and the Securities and Exchange Commission, or a subpoena, court order or other court process.

13.       Should any clause, sentence, provision, paragraph or part of this Agreement for any reason whatsoever, be adjudged by any court of competent jurisdiction, or be held by any other competent authority having jurisdiction, to be invalid, unenforceable, or illegal, such judgment or holding shall be confined in its operation to the clause, sentence, provision, paragraph or part of this Agreement directly involved, and the remainder of this Agreement shall remain in full force and effect.

14.       David A. Walker warrants that he has carefully read and fully understands all of the provisions and effects of this Agreement and that he has knowingly and voluntarily executed it in the space provided below.  David A. Walker further warrants and represents that the severance benefits described in Paragraph 1 of this Agreement and the change in the time of payment of the benefit described in Paragraph 2 of this Agreement are exchanges of consideration or value to which he is not otherwise entitled.

15.       This Agreement shall be fairly construed based on its language and without regard to the author of the language.

Pier 1 Services Company,
a Delaware statutory trust

	By:	Pier 1 Holdings, Inc., a Delaware
corporation, its managing trustee

By:
David A. Walker		Gregory S. Humenesky
Executive V.P. – Human Resources

Date:	Date:

Joined by Pier 1 Imports, Inc. for the purposes stated:

Pier 1 Imports, Inc.,
a Delaware corporation

By:
Gregory S. Humenesky
Executive V.P. – Human Resources

Date: